                                                                    EXHIBIT 4.14

THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR RAPTOR NETWORKS TECHNOLOGY, INC. SHALL HAVE RECEIVED AN OPINION OF ITS COUNSEL THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

                  SERIES J PLACEMENT AGENT WARRANT TO PURCHASE

                             SHARES OF COMMON STOCK

                                       OF

                        RAPTOR NETWORKS TECHNOLOGY, INC.


                             Expires August 25, 2010

No.: W-J-0_                                          Number of Shares: ________
Date of Issuance: August 25, 2005


         FOR VALUE RECEIVED, subject to the provisions hereinafter set forth, the undersigned, Raptor Networks Technology, Inc., a Colorado corporation (together with its successors and assigns, the "ISSUER"), hereby certifies that __________or its registered assigns is entitled to subscribe for and purchase, during the period specified in this Warrant, ________ thousand (_________) shares (subject to adjustment as hereinafter provided) of the duly authorized, validly issued, fully paid and non-assessable Common Stock of the Issuer, at an initial exercise price per share of $0.50. Capitalized terms used in this Warrant and not otherwise defined herein shall have the respective meanings specified in Section 8 hereof.

         1. TERM. The right to subscribe for and purchase shares of Warrant Stock represented hereby shall commence on August 25, 2005 and shall expire at 5:00 p.m., eastern time, on August 25, 2010 (such period being the "TERM").

         2. METHOD OF EXERCISE PAYMENT; ISSUANCE OF NEW WARRANT; TRANSFER AND EXCHANGE.

         (a) TIME OF EXERCISE. The purchase rights represented by this Warrant may be exercised in whole or in part at any time and from time to time during the Term.

         (b) METHOD OF EXERCISE. The Holder hereof may exercise this Warrant, in whole or in part, by the surrender of this Warrant (with the exercise form attached hereto duly executed) at the principal office of the Issuer, and by the payment to the Issuer of an amount of consideration therefor equal to the Warrant Price in effect on the date of such exercise multiplied by the number of shares of Warrant Stock with respect to which this Warrant is then being exercised, payable at such Holder's election (i) by certified or official bank check or by wire transfer to an account designated by the Issuer, (ii) by "cashless exercise" in accordance with the provisions of subsection (c) of this
Section 2 or (iii) by a combination of the foregoing methods of payment selected by the Holder of this Warrant.

         (c) CASHLESS EXERCISE. If the Per Share Market Value of one share of Common Stock is greater than the Warrant Price (at the date of calculation as set forth below), in lieu of exercising this Warrant by payment of cash, the Holder may exercise this Warrant by a cashless exercise and shall receive the number of shares of Common Stock equal to an amount (as determined below) by surrender of this Warrant at the principal office of the Issuer together with the properly endorsed Notice of Exercise in which event the Issuer shall issue to the Holder a number of shares of Common Stock computed using the following formula:

                  X = Y - (A)(Y)
                          ------
                             B

Where             X =      the number of shares of Common Stock to be issued to
                           the Holder.

                  Y = the number of shares of Common Stock purchasable upon exercise of all of the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being exercised.

                  A =      the Warrant Price.

                  B =      the Per Share Market Value of one share of Common
                           Stock.

         (d) ISSUANCE OF STOCK CERTIFICATES. In the event of any exercise of the rights represented by this Warrant in accordance with and subject to the terms and conditions hereof, (i) certificates for the shares of Warrant Stock so purchased shall be dated the date of such exercise and delivered to the Holder hereof within a reasonable time, not exceeding five (5) Trading Days after such exercise or, at the request of the Holder (provided that a registration statement under the Securities Act providing for the resale of the Warrant Stock is then in effect), issued and delivered to the Depository Trust Company ("DTC") account on the Holder's behalf via the Deposit Withdrawal Agent Commission System ("DWAC") within a reasonable time, not exceeding five (5) Trading Days after such exercise, and the Holder hereof shall be deemed for all purposes to be the holder of the shares of Warrant Stock so purchased as of the date of such exercise and (ii) unless this Warrant has expired, a new Warrant representing the number of shares of Warrant Stock, if any, with respect to which this Warrant shall not then have been exercised (less any amount thereof which shall have been canceled in payment or partial payment of the Warrant Price as hereinabove provided) shall also be issued to the Holder hereof at the Issuer's expense within such time.

         (e) TRANSFERABILITY OF WARRANT. Subject to Section 2(g), this Warrant may be transferred by a Holder without the consent of the Issuer. If transferred pursuant to this paragraph and subject to the provisions of subsection (g) of this Section 2, this Warrant may be transferred on the books of the Issuer by the Holder hereof in person or by duly authorized attorney, upon surrender of this Warrant at the principal office of the Issuer, properly endorsed (by the Holder executing an assignment in the form attached hereto) and upon payment of any necessary transfer tax or other governmental charge imposed upon such transfer. This Warrant is exchangeable at the principal office of the Issuer for Warrants for the purchase of the same aggregate number of shares of Warrant Stock, each new Warrant to represent the right to purchase such number of shares of Warrant Stock as the Holder hereof shall designate at the time of such exchange. All Warrants issued on transfers or exchanges shall be dated the Original Issue Date and shall be identical with this Warrant except as to the number of shares of Warrant Stock issuable pursuant hereto.

         (f) CONTINUING RIGHTS OF HOLDER. The Issuer will, at the time of or at any time after each exercise of this Warrant, upon the request of the Holder hereof, acknowledge in writing the extent, if any, of its continuing obligation to afford to such Holder all rights to which such Holder shall continue to be entitled after such exercise in accordance with the terms of this Warrant, PROVIDED that if any such Holder shall fail to make any such request, the failure shall not affect the continuing obligation of the Issuer to afford such rights to such Holder.

         (g) COMPLIANCE WITH SECURITIES LAWS.

                  (i) The Holder of this Warrant, by acceptance hereof, acknowledges that this Warrant or the shares of Warrant Stock to be issued upon exercise hereof are being acquired solely for the Holder's own account and not as a nominee for any other party, and for investment, and that the Holder will not offer, sell or otherwise dispose of this Warrant or any shares of Warrant Stock to be issued upon exercise hereof except pursuant to an effective registration statement, or an exemption from registration, under the Securities Act and any applicable state securities laws.

                  (ii) Except as provided in paragraph (iii) below, this Warrant and all certificates representing shares of Warrant Stock issued upon exercise hereof shall be stamped or imprinted with a legend in substantially the following form:

                  THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR RAPTOR NETWORKS TECHNOLOGY, INC. SHALL HAVE RECEIVED AN OPINION OF ITS COUNSEL THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

                  (iii) The Issuer agrees to reissue this Warrant or certificates representing any of the Warrant Stock, without the legend set forth above if at such time, prior to making any transfer of any such securities, the Holder shall give written notice to the Issuer describing the manner and terms of such transfer and removal as the Issuer may reasonably request. Such proposed transfer and removal will not be effected until: (a) either (i) the Issuer has received an opinion of counsel reasonably satisfactory to the Issuer, to the effect that the registration of such securities under the Securities Act is not required in connection with such proposed transfer, (ii) a registration statement under the Securities Act covering such proposed disposition has been filed by the Issuer with the Securities and Exchange Commission and has become effective under the Securities Act,
         (iii) the Issuer has received other evidence reasonably satisfactory to the Issuer that such registration and qualification under the Securities Act and state securities laws are not required, or (iv) the Holder provides the Issuer with reasonable assurances that such security can be sold pursuant to Rule 144 under the Securities Act; and
         (b) either (i) the Issuer has received an opinion of counsel reasonably satisfactory to the Issuer, to the effect that registration or qualification under the securities or "blue sky" laws of any state is not required in connection with such proposed disposition, or (ii) compliance with applicable state securities or "blue sky" laws has been effected or a valid exemption exists with respect thereto. The Issuer will respond to any such notice from a holder within five (5) business days. In the case of any proposed transfer under this Section 2(g), the Issuer will use reasonable efforts to comply with any such applicable state securities or "blue sky" laws, but shall in no event be required,
         (x) to qualify to do business in any state where it is not then qualified, or (y) to take any action that would subject it to tax or to the general service of process in any state where it is not then subject. The restrictions on transfer contained in this Section 2(g) shall be in addition to, and not by way of limitation of, any other restrictions on transfer contained in any other section of this Warrant.

         (h) In no event may the Holder exercise this Warrant in whole or in part unless the Holder is an "accredited investor" as defined in Regulation D under the Securities Act.

         3. STOCK FULLY PAID; RESERVATION AND LISTING OF SHARES; COVENANTS.

         (a) STOCK FULLY PAID. The Issuer represents, warrants, covenants and agrees that all shares of Warrant Stock which may be issued upon the exercise of this Warrant or otherwise hereunder will, upon issuance, be duly authorized, validly issued, fully paid and non-assessable and free from all taxes, liens and charges created by or through Issuer. The Issuer further covenants and agrees that during the period within which this Warrant may be exercised, the Issuer will at all times have authorized and reserved for the purpose of the issue upon exercise of this Warrant a sufficient number of shares of Common Stock to provide for the exercise of this Warrant.

         (b) RESERVATION. If any shares of Common Stock required to be reserved for issuance upon exercise of this Warrant or as otherwise provided hereunder require registration or qualification with any governmental authority under any federal or state law before such shares may be so issued, the Issuer will in good faith use its best efforts as expeditiously as possible at its expense to cause such shares to be duly registered or qualified. If the Issuer shall list any shares of Common Stock on any securities exchange or market it will, at its expense, list thereon, maintain and increase when necessary such listing, of, all shares of Warrant Stock from time to time issued upon exercise of this Warrant or as otherwise provided hereunder, and, to the extent permissible under the applicable securities exchange rules, all unissued shares of Warrant Stock which are at any time issuable hereunder, so long as any shares of Common Stock shall be so listed. The Issuer will also so list on each securities exchange or market, and will maintain such listing of, any other securities which the Holder of this Warrant shall be entitled to receive upon the exercise of this Warrant if at the time any securities of the same class shall be listed on such securities exchange or market by the Issuer.

         (c) COVENANTS. The Issuer shall not by any action including, without limitation, amending the Articles of Incorporation or the by-laws of the Issuer, or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of the Holder hereof against dilution (to the extent specifically provided herein) or impairment. Without limiting the generality of the foregoing, the Issuer will (i) not permit the par value, if any, of its Common Stock to exceed the then effective Warrant Price, (ii) not amend or modify any provision of the Articles of Incorporation or by-laws of the Issuer in any manner that would adversely affect the rights of the Holders of the Warrants,
(iii) take all such action as may be reasonably necessary in order that the Issuer may validly and legally issue fully paid and nonassessable shares of Common Stock, free and clear of any liens, claims, encumbrances and restrictions (other than as provided herein) upon the exercise of this Warrant, and (iv) use its best efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be reasonably necessary to enable the Issuer to perform its obligations under this Warrant.

         (d) LOSS, THEFT, DESTRUCTION OF WARRANTS. Upon receipt of evidence satisfactory to the Issuer of the ownership of and the loss, theft, destruction or mutilation of any Warrant and, in the case of any such loss, theft or destruction, upon receipt of indemnity or security satisfactory to the Issuer or, in the case of any such mutilation, upon surrender and cancellation of such Warrant, the Issuer will make and deliver, in lieu of such lost, stolen, destroyed or mutilated Warrant, a new Warrant of like tenor and representing the right to purchase the same number of shares of Common Stock.

         4. ADJUSTMENT OF WARRANT PRICE AND WARRANT SHARE NUMBER. The number of shares of Common Stock for which this Warrant is exercisable, and the price at which such shares may be purchased upon exercise of this Warrant, shall be subject to adjustment from time to time as set forth in this Section 4. The Issuer shall give the Holder notice of any event described below which requires an adjustment pursuant to this Section 4 in accordance with Section 5.

         (a) RECAPITALIZATION, REORGANIZATION, RECLASSIFICATION, CONSOLIDATION, MERGER OR SALE.

                  (i) In case the Issuer after the Original Issue Date shall do any of the following (each, a "TRIGGERING EVENT"): (a) consolidate with or merge into any other Person and the Issuer shall not be the continuing or surviving corporation of such consolidation or merger, or
         (b) permit any other Person to consolidate with or merge into the Issuer and the Issuer shall be the continuing or surviving Person but, in connection with such consolidation or merger, any Capital Stock of the Issuer shall be changed into or exchanged for Securities of any other Person or cash or any other property, or (c) transfer all or substantially all of its properties or assets to any other Person, or
         (d) effect a capital reorganization or reclassification of its Capital Stock, then, and in the case of each such Triggering Event, proper provision shall be made so that, upon the basis and the terms and in the manner provided in this Warrant, the Holder of this Warrant shall be entitled upon the exercise hereof at any time after the consummation of such Triggering Event, to the extent this Warrant is not exercised prior to such Triggering Event, to receive at the Warrant Price in effect at the time immediately prior to the consummation of such Triggering Event in lieu of the Common Stock issuable upon such exercise of this Warrant prior to such Triggering Event, the Securities, cash and property to which such Holder would have been entitled upon the consummation of such Triggering Event if such Holder had exercised the rights represented by this Warrant immediately prior thereto, subject to adjustments (subsequent to such corporate action) as nearly equivalent as possible to the adjustments provided for elsewhere in this Section 4.

                  (ii) Notwithstanding anything contained in this Warrant to the contrary, the Issuer will not effect any Triggering Event if, prior to the consummation thereof, each Person (other than the Issuer) which may be required to deliver any Securities, cash or property upon the exercise of this Warrant as provided herein shall assume, by written instrument delivered to, and reasonably satisfactory to, the Holder of this Warrant, (A) the obligations of the Issuer under this Warrant (and if the Issuer shall survive the consummation of such Triggering Event, such assumption shall be in addition to, and shall not release the Issuer from, any continuing obligations of the Issuer under this Warrant) and (B) the obligation to deliver to such Holder such shares of Securities, cash or property as, in accordance with the foregoing provisions of this subsection (a), such Holder shall be entitled to receive, and such Person shall have similarly delivered to such Holder an opinion of counsel for such Person, which counsel shall be reasonably satisfactory to such Holder, stating that this Warrant shall thereafter continue in full force and effect and the terms hereof (including, without limitation, all of the provisions of this subsection (a)) shall be applicable to the Securities, cash or property which such Person may be required to deliver upon any exercise of this Warrant or the exercise of any rights pursuant hereto.

         (b) STOCK DIVIDENDS, SUBDIVISIONS AND COMBINATIONS. If at any time the Issuer shall:

                           (i) take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend payable in, or other distribution of, Additional Shares of Common Stock,

                           (ii) subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock, or

                           (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock,

then (1) the number of shares of Common Stock for which this Warrant is exercisable immediately after the occurrence of any such event shall be adjusted to equal the number of shares of Common Stock which a record holder of the same number of shares of Common Stock for which this Warrant is exercisable immediately prior to the occurrence of such event would own or be entitled to receive after the happening of such event, and (2) the Warrant Price then in effect shall be adjusted to equal (A) the Warrant Price then in effect multiplied by the number of shares of Common Stock for which this Warrant is exercisable immediately prior to the adjustment divided by (B) the number of shares of Common Stock for which this Warrant is exercisable immediately after such adjustment.

         (c) CERTAIN OTHER DISTRIBUTIONS. If at any time the Issuer shall take a record of the holders of its Common Stock for the purpose of entitling them to receive any dividend or other distribution of:

                           (i) cash (other than a cash dividend payable out of earnings or earned surplus legally available for the payment of dividends under the laws of the jurisdiction of incorporation of the Issuer),

                           (ii) any evidences of its indebtedness, any shares of stock of any class or any other securities or property of any nature whatsoever (other than cash, Common Stock Equivalents or Additional Shares of Common Stock), or

                           (iii) any warrants or other rights to subscribe for or purchase any evidences of its indebtedness, any shares of stock of any class or any other securities or property of any nature whatsoever (other than cash, Common Stock Equivalents or Additional Shares of Common Stock),

then (1) the number of shares of Common Stock for which this Warrant is exercisable shall be adjusted to equal the product of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such adjustment multiplied by a fraction (A) the numerator of which shall be the Per Share Market Value of Common Stock at the date of taking such record and (B) the denominator of which shall be such Per Share Market Value minus the amount allocable to one share of Common Stock of any such cash so distributable and of the fair value (as determined in good faith by the Board of Directors of the Issuer and supported by an opinion from an investment banking firm of recognized national standing acceptable to the Holder) of any and all such evidences of indebtedness, shares of stock, other securities or property or warrants or other subscription or purchase rights so distributable, and (2) the Warrant Price then in effect shall be adjusted to equal (A) the Warrant Price then in effect multiplied by the number of shares of Common Stock for which this Warrant is exercisable immediately prior to the adjustment divided by (B) the number of shares of Common Stock for which this Warrant is exercisable immediately after such adjustment. A reclassification of the Common Stock (other than a change in par value, or from par value to no par value or from no par value to par value) into shares of Common Stock and shares of any other class of stock shall be deemed a distribution by the Issuer to the holders of its Common Stock of such shares of such other class of stock within the meaning of this Section 4(c) and, if the outstanding shares of Common Stock shall be changed into a larger or smaller number of shares of Common Stock as a part of such reclassification, such change shall be deemed a subdivision or combination, as the case may be, of the outstanding shares of Common Stock within the meaning of Section 4(b).

         (d) ISSUANCE OF ADDITIONAL SHARES OF COMMON STOCK.

                  (i) In the event the Issuer shall at any time following the Original Issue Date issue any Additional Shares of Common Stock (otherwise than as provided in the foregoing subsections (a) through (c) of this Section 4), at a price per share less than the Warrant Price then in effect or without consideration, then the Warrant Price upon each such issuance shall be adjusted to that price determined by multiplying the Warrant Price then in effect by a fraction:

                           (A) the numerator of which shall be equal to the sum
                  of (x) the number of shares of Outstanding Common Stock immediately prior to the issuance of such Additional Shares of Common Stock PLUS (y) the number of shares of Common Stock (rounded to the nearest whole share) which the aggregate consideration for the total number of such Additional Shares of Common Stock so issued would purchase at a price per share equal to the Warrant Price then in effect, and

                           (B) the denominator of which shall be equal to the
                  number of shares of Outstanding Common Stock immediately after the issuance of such Additional Shares of Common Stock.

                  (ii) No adjustment of the number of shares of Common Stock for which this Warrant shall be exercisable shall be made under paragraph (i) of
Section 4(d) upon the issuance of any Additional Shares of Common Stock which are issued pursuant to the exercise of any Common Stock Equivalents, if any such adjustment shall previously have been made upon the issuance of such Common Stock Equivalents or upon the issuance of any warrant or other rights therefor pursuant to Sections 4(e) or 4(f), or in connection with any Permitted Issuances.

         (e) ISSUANCE OF WARRANTS OR OTHER RIGHTS. If at any time the Issuer shall take a record of the Holders of its Common Stock for the purpose of entitling them to receive a distribution of, or shall in any manner (whether directly or by assumption in a merger in which the Issuer is the surviving corporation) issue or sell any warrants or options, whether or not immediately exercisable, and the Warrant Consideration (hereafter defined) per share for which Common Stock is issuable upon the exercise of such warrant or option shall be less than the Warrant Price in effect immediately prior to the time of such issue or sale, then the Warrant Price then in effect immediately prior to the time of such issue or sale, shall be adjusted to that price (rounded to the nearest cent) determined by multiplying the Warrant Price by a fraction: (1) the numerator of which shall be equal to the sum of (A) the number of shares of Common Stock outstanding immediately prior to the issuance or sale of such warrants or options PLUS (B) the number of shares of Common Stock (rounded to the nearest whole share) which the Warrant Consideration multiplied by the number of shares of Common Stock issuable upon the exercise or conversion of all such warrants or options, would purchase at a price per share equal to the Warrant Price then in effect, and (2) the denominator of which shall be equal to the number of shares of Common Stock that would be outstanding assuming the exercise or conversion of all such warrants and options. No adjustments of the Warrant Price then in effect shall be made upon the actual issue of such Common Stock or of such Common Stock Equivalents upon exercise of such warrants or other rights or upon the actual issue of such Common Stock upon such conversion or exchange of such Common Stock Equivalents. No adjustments of the Warrant Price shall be required under this Section 4(e) in connection with any Permitted Issuances.

         (f) ISSUANCE OF COMMON STOCK EQUIVALENTS. If at any time the Issuer shall take a record of the Holders of its Common Stock for the purpose of entitling them to receive a distribution of, or shall in any manner (whether directly or by assumption in a merger in which the Issuer is the surviving corporation) issue or sell, any Common Stock Equivalents, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the Common Stock Equivalent Consideration (hereafter defined) per share for which Common Stock is issuable upon such conversion or exchange shall be less than the Warrant Price in effect immediately prior to the time of such issue or sale, then the Warrant Price then in effect immediately prior to the time of such issue or sale, shall upon each such issuance or sale be adjusted to that price (rounded to the nearest cent) determined by multiplying the Warrant Price by a fraction: (1) the numerator of which shall be equal to the sum of (A) the number of shares of Common Stock outstanding immediately prior to the issuance or sale of such Common Stock Equivalents PLUS (B) the number of shares of Common Stock (rounded to the nearest whole share) which the Common Stock Equivalent Consideration multiplied by the number of shares of Common Stock issuable upon the exercise or conversion of all such Common Stock Equivalents, would purchase at a price per share equal to the Warrant Price then in effect, and (2) the denominator of which shall be equal to the number of shares of Common Stock that would be outstanding assuming the exercise or conversion of all such Common Stock Equivalents. No further adjustment of the Warrant Price then in effect shall be made under this Section 4(f) upon the issuance of any Common Stock Equivalents which are issued pursuant to the exercise of any warrants or other subscription or purchase rights therefor, if any such adjustment shall previously have been made upon the issuance of such warrants or other rights pursuant to Section 4(e). No further adjustments of the Warrant Price then in effect shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Common Stock Equivalents. No adjustments of the Warrant Price shall be required under this Section 4(f) in connection with any Permitted Issuances.

         (g) SUPERSEDING ADJUSTMENT. If, at any time after any adjustment of the number of shares of Common Stock for which this Warrant is exercisable and the Warrant Price then in effect shall have been made pursuant to Section 4(e) or
Section 4(f) as the result of any issuance of warrants, other rights or Common Stock Equivalents, and (i) such warrants or other rights, or the right of conversion or exchange in such other Common Stock Equivalents, shall expire, and all or a portion of such warrants or other rights, or the right of conversion or exchange with respect to all or a portion of such other Common Stock Equivalents, as the case may be shall not have been exercised, or (ii) the consideration per share for which shares of Common Stock are issuable pursuant to such Common Stock Equivalents, shall be increased solely by virtue of provisions therein contained for an automatic increase in such consideration per share upon the occurrence of a specified date or event, then for each outstanding Warrant such previous adjustment shall be rescinded and annulled and the Additional Shares of Common Stock which were deemed to have been issued by virtue of the computation made in connection with the adjustment so rescinded and annulled shall no longer be deemed to have been issued by virtue of such computation. Upon the occurrence of an event set forth in this Section 4(g) above, there shall be a recomputation made of the effect of such Common Stock Equivalents on the basis of: (i) treating the number of Additional Shares of Common Stock or other property, if any, theretofore actually issued or issuable pursuant to the previous exercise of any such warrants or other rights or any such right of conversion or exchange, as having been issued on the date or dates of any such exercise and for the consideration actually received and receivable therefor, and (ii) treating any such Common Stock Equivalents which then remain outstanding as having been granted or issued immediately after the time of such increase of the consideration per share for which shares of Common Stock or other property are issuable under such Common Stock Equivalents; whereupon a new adjustment of the number of shares of Common Stock for which this Warrant is exercisable and the Warrant Price then in effect shall be made, which new adjustment shall supersede the previous adjustment so rescinded and annulled.

         (h) PURCHASE OF COMMON STOCK BY THE ISSUER. If the Issuer at any time while this Warrant is outstanding shall, directly or indirectly through a Subsidiary or otherwise, purchase, redeem or otherwise acquire any shares of Common Stock at a price per share greater than the Per Share Market Value, then the Warrant Price upon each such purchase, redemption or acquisition shall be adjusted to that price determined by multiplying such Warrant Price by a fraction (i) the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such purchase, redemption or acquisition minus the number of shares of Common Stock which the aggregate consideration for the total number of such shares of Common Stock so purchased, redeemed or acquired would purchase at the Per Share Market Value; and (ii) the denominator of which shall be the number of shares of Common Stock outstanding immediately after such purchase, redemption or acquisition. For the purposes of this subsection (h), the date as of which the Per Share Market Price shall be computed shall be the earlier of (x) the date on which the Issuer shall enter into a firm contract for the purchase, redemption or acquisition of such Common Stock, or (y) the date of actual purchase, redemption or acquisition of such Common Stock. For the purposes of this subsection (h), a purchase, redemption or acquisition of a Common Stock Equivalent shall be deemed to be a purchase of the underlying Common Stock, and the computation herein required shall be made on the basis of the full exercise, conversion or exchange of such Common Stock Equivalent on the date as of which such computation is required hereby to be made, whether or not such Common Stock Equivalent is actually exercisable, convertible or exchangeable on such date.

         (i) OTHER PROVISIONS APPLICABLE TO ADJUSTMENTS UNDER THIS SECTION. The following provisions shall be applicable to the making of adjustments of the number of shares of Common Stock for which this Warrant is exercisable and the Warrant Price then in effect provided for in this Section 4:

                  (i) COMPUTATION OF CONSIDERATION. To the extent that any Additional Shares of Common Stock or any Common Stock Equivalents (or any warrants or other rights therefor) shall be issued for cash consideration, the consideration received by the Issuer therefor shall be the amount of the cash received by the Issuer therefor, or, if such Additional Shares of Common Stock or Common Stock Equivalents are offered by the Issuer for subscription, the subscription price, or, if such Additional Shares of Common Stock or Common Stock Equivalents are sold to underwriters or dealers for public offering without a subscription offering, the initial public offering price (in any such case subtracting any amounts paid or receivable for accrued interest or accrued dividends and without taking into account any compensation, discounts or expenses paid or incurred by the Issuer for and in the underwriting of, or otherwise in connection with, the issuance thereof). To the extent that such issuance shall be for a consideration other than cash, then, except as herein otherwise expressly provided, the amount of such consideration shall be deemed to be the fair value of such consideration at the time of such issuance as determined in good faith by the Board of Directors of the Issuer. The consideration for any Additional Shares of Common Stock issuable pursuant to any warrants or other rights to subscribe for or purchase the same shall be the consideration received by the Issuer for issuing such warrants or other rights divided by the number of shares of Common Stock issuable upon the exercise of such warrant or right plus the additional consideration payable to the Issuer upon exercise of such warrant or other right for one share of Common Stock (together the "Warrant Consideration"). The consideration for any Additional Shares of Common Stock issuable pursuant to the terms of any Common Stock Equivalents shall be the consideration received by the Issuer for issuing such Common Stock Equivalent, divided by the number of shares of Common Stock issuable upon the conversion or other exercise of such Common Stock Equivalent, plus the additional consideration, if any, payable to the Issuer upon the exercise of the right of conversion or exchange in such Common Stock Equivalent for one share of Common Stock (together the "Common Stock Equivalent Consideration"). In case of the issuance at any time of any Additional Shares of Common Stock or Common Stock Equivalents in payment or satisfaction of any dividends upon any class of stock other than Common Stock, the Issuer shall be deemed to have received for such Additional Shares of Common Stock or Common Stock Equivalents a consideration equal to the amount of such dividend so paid or satisfied.

                  (ii) WHEN ADJUSTMENTS TO BE MADE. The adjustments required by this Section 4 shall be made whenever and as often as any specified event requiring an adjustment shall occur, except that any adjustment of the number of shares of Common Stock for which this Warrant is exercisable that would otherwise be required may be postponed (except in the case of a subdivision or combination of shares of the Common Stock, as provided for in Section 4(b)) up to, but not beyond the date of exercise if such adjustment either by itself or with other adjustments not previously made adds or subtracts less than one percent (1%) of the shares of Common Stock for which this Warrant is exercisable immediately prior to the making of such adjustment. Any adjustment representing a change of less than such minimum amount (except as aforesaid) which is postponed shall be carried forward and made as soon as such adjustment, together with other adjustments required by this Section 4 and not previously made, would result in a minimum adjustment or on the date of exercise. For the purpose of any adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence.

                  (iii) FRACTIONAL INTERESTS. In computing adjustments under this Section 4, fractional interests in Common Stock shall be taken into account to the nearest one one-hundredth (1/100th) of a share.

                  (iv) WHEN ADJUSTMENT NOT REQUIRED. If the Issuer shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or distribution or subscription or purchase rights and shall, thereafter and before the distribution to stockholders thereof, legally abandon its plan to pay or deliver such dividend, distribution, subscription or purchase rights, then thereafter no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled.

         (j) FORM OF WARRANT AFTER ADJUSTMENTS. The form of this Warrant need not be changed because of any adjustments in the Warrant Price or the number and kind of Securities purchasable upon the exercise of this Warrant.

         (k) ESCROW OF WARRANT STOCK. If after any property becomes distributable pursuant to this Section 4 by reason of the taking of any record of the holders of Common Stock, but prior to the occurrence of the event for which such record is taken, and the Holder exercises this Warrant, any shares of Common Stock issuable upon exercise by reason of such adjustment shall be deemed the last shares of Common Stock for which this Warrant is exercised (notwithstanding any other provision to the contrary herein) and such shares or other property shall be held in escrow for the Holder by the Issuer to be issued to the Holder upon and to the extent that the event actually takes place, upon payment of the current Warrant Price. Notwithstanding any other provision to the contrary herein, if the event for which such record was taken fails to occur or is rescinded, then such escrowed shares shall be cancelled by the Issuer and escrowed property returned.

         5. NOTICE OF ADJUSTMENTS. Whenever the Warrant Price or Warrant Share Number shall be adjusted pursuant to Section 4 hereof (for purposes of this Section 5, each an "adjustment"), the Issuer shall cause its Chief Financial Officer to prepare and execute a certificate setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated (including a description of the basis on which the Board made any determination hereunder), and the Warrant Price and Warrant Share Number after giving effect to such adjustment, and shall cause copies of such certificate to be delivered to the Holder of this Warrant promptly after each adjustment. Any dispute between the Issuer and the Holder of this Warrant with respect to the matters set forth in such certificate may at the option of the Holder of this Warrant be submitted to one of the national accounting firms currently known as the "big five" selected by the Holder, PROVIDED that the Issuer shall have ten (10) days after receipt of notice from such Holder of its selection of such firm to object thereto, in which case such Holder shall select another such firm and the Issuer shall have no such right of objection. The firm selected by the Holder of this Warrant as provided in the preceding sentence shall be instructed to deliver a written opinion as to such matters to the Issuer and such Holder within thirty (30) days after submission to it of such dispute. Such opinion shall be final and binding on the parties hereto.

         6. FRACTIONAL SHARES. No fractional shares of Warrant Stock will be issued in connection with and exercise hereof, but in lieu of such fractional shares, the Issuer shall make a cash payment therefor equal in amount to the product of the applicable fraction multiplied by the Per Share Market Value then in effect.

         7. CERTAIN EXERCISE RESTRICTIONS.

                  (a) Notwithstanding anything to the contrary set forth in this Warrant, at no time may a Holder of this Warrant exercise this Warrant if the number of shares of Common Stock to be issued pursuant to such exercise would cause the number of shares of Common Stock owned by the Holder at such time to exceed, when aggregated with all other shares of Common Stock owned by such Holder at such time, the number of shares of Common Stock which would result in such Holder beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act and the rules thereunder) in excess of 4.9% of all of the Common Stock outstanding at such time; PROVIDED, HOWEVER, that upon the Holder of this Warrant providing the Issuer with sixty-one (61) days notice (pursuant to Section 12 hereof) (the "WAIVER NOTICE") that such Holder would like to waive this Section 7(a) with regard to any or all shares of Common Stock issuable upon exercise of this Warrant, this Section 7(a) will be of no force or effect with regard to all or a portion of the Warrant referenced in the Waiver Notice; PROVIDED, FURTHER, that this provision shall be of no further force or effect
(i) during the sixty-one (61) days immediately preceding the expiration of the term of this Warrant or (ii) upon the Holder's receipt of a Call Notice.

                  (b) Notwithstanding anything to the contrary set forth in this Warrant, at no time may a Holder of this Warrant exercise this Warrant if the number of shares of Common Stock to be issued pursuant to such exercise would cause the number of shares of Common Stock owned by the Holder at such time to exceed, when aggregated with all other shares of Common Stock owned by such Holder at such time, the number of shares of Common Stock which would result in such Holder beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act and the rules thereunder) in excess of 9.9% of all of the Common Stock outstanding at such time; PROVIDED, HOWEVER, that upon a holder of this Warrant providing the Issuer with a Waiver Notice that such holder would like to waive this Section 7(b) with regard to any or all shares of Common Stock issuable upon exercise of this Warrant, this Section 7(b) shall be of no force or effect with regard to those shares of Warrant Stock referenced in the Waiver Notice; PROVIDED, FURTHER, that this provision shall be of no further force or effect (i) during the sixty-one (61) days immediately preceding the expiration of the term of this Warrant or (ii) upon the Holder's receipt of a Call Notice.

         8. DEFINITIONS. For the purposes of this Warrant, the following terms have the following meanings:

                  "ADDITIONAL SHARES OF COMMON STOCK" means all shares of Common Stock (including Common stock Equivalents) issued by the Issuer after the Original Issue Date, and all shares of Other Common, if any, issued by the Issuer after the Original Issue Date, except for Permitted Issuances.

                  "BOARD" shall mean the Board of Directors of the Issuer.

                  "CAPITAL STOCK" means and includes (i) any and all shares, interests, participations or other equivalents of or interests in (however designated) corporate stock, including, without limitation, shares of preferred or preference stock, (ii) all partnership interests (whether general or limited) in any Person which is a partnership,

         (iii) all membership interests or limited liability company interests in any limited liability company, and (iv) all equity or ownership interests in any Person of any other type.

                  "ARTICLES OF INCORPORATION" means the Articles of Incorporation of the Issuer as in effect on the Original Issue Date, and as hereafter from time to time amended, modified, supplemented or restated in accordance with the terms hereof and thereof and pursuant to applicable law.

                  "COMMON STOCK" means the Common Stock, par value $0.001 per share, of the Issuer and any other Capital Stock into which such stock may hereafter be changed.

                  "COMMON STOCK EQUIVALENT" means any Convertible Security or warrant, option or other right to subscribe for or purchase any Additional Shares of Common Stock or any Convertible Security.

                  "COMMON STOCK EQUIVALENT CONSIDERATION" has the meaning specified in Section 4 (i) (i) hereof.

                  "CONVERTIBLE SECURITIES" means evidences of Indebtedness, shares of Capital Stock or other Securities which are or may be at any time convertible into or exchangeable for Additional Shares of Common Stock. The term "Convertible Security" means one of the Convertible Securities.

                  "GOVERNMENTAL AUTHORITY" means any governmental, regulatory or self-regulatory entity, department, body, official, authority, commission, board, agency or instrumentality, whether federal, state or local, and whether domestic or foreign.

                  "HOLDERS" mean the Persons who shall from time to time own any Warrant. The term "Holder" means one of the Holders.

                  "INDEPENDENT APPRAISER" means a nationally recognized or major regional investment banking firm or firm of independent certified public accountants of recognized standing (which may be the firm that regularly examines the financial statements of the Issuer) that is regularly engaged in the business of appraising the Capital Stock or assets of corporations or other entities as going concerns, and which is not affiliated with either the Issuer or the Holder of any Warrant.

                  "ISSUER" means Raptor Networks Technology, Inc., a Colorado corporation, and its successors.

                  "MAJORITY HOLDERS" means at any time the Holders of Warrants exercisable for a majority of the shares of Warrant Stock issuable under the Warrants at the time outstanding.

                  "ORIGINAL ISSUE DATE" means August 25, 2005.

                  "OTC BULLETIN BOARD" means the over-the-counter electronic bulletin board.

                  "OTHER COMMON" means any other Capital Stock of the Issuer of any class which shall be authorized at any time after the date of this Warrant (other than Common Stock) and which shall have the right to participate in the distribution of earnings and assets of the Issuer without limitation as to amount.

                  "OUTSTANDING COMMON STOCK" means, at any given time, the aggregate amount of outstanding shares of Common Stock, assuming full exercise, conversion or exchange (as applicable) of all options, warrants and other Securities which are convertible into or exercisable or exchangeable for, and any right to subscribe for, shares of Common Stock that are outstanding at such time.

                  "PERMITTED ISSUANCES" means (i) the issuance of the Warrant Stock; (ii) issuances in connection with strategic license agreements or other partnering arrangements so long as such issuances are not for the purpose of raising capital; (iii) issuances (other than for cash) in connection with a merger, acquisition or consolidation of the Issuer; (iv) issuances in connection with a bona fide firm underwritten public offering by the Issuer of its shares of Common Stock; (v) issuances to the Issuer's officers, directors and employees for the issuance of (A) up to 1,800,000 shares of Common Stock without payment therefor, provided that the persons or other entities to whom such shares are issued agree in writing not to sell, hypothecate, transfer or otherwise dispose of such shares prior to January 2007, (B) grants of options or warrants to purchase up to an aggregate of 1,000,000 shares of Common Stock in addition to options that may be granted pursuant to the Issuer's stock option plan as it now exists whether the grants of such options or warrants are made under the Issuer's Employee Stock Option Plan as it may be hereafter amended, an employee or director stock option plan hereafter adopted or otherwise and (C) Common Stock or warrants to third party providers of goods and services for goods or services provided or in satisfaction of outstanding liabilities, as approved by the Company's Board of Directors; (vi) securities issued upon the exercise, conversion or exchange of any Common Stock Equivalents outstanding on the Original Issue Date and shares of Common Stock hereafter issued upon the exercise of options hereafter granted pursuant to the Company's stock option plan as it now exists (vii) any issuance of Common Stock, warrants, convertible notes or any other securities issued to investors, brokers, dealers or any other persons or entities in conjunction with, and/or pursuant to the terms of, the Company's Private Placement Memorandum dated March 15, 2005; and (viii) any warrants, shares of Common Stock or other securities issued to a placement agent and its designees in conjunction with any sales of the Company's securities and the shares of Common Stock issued upon exercise of any such warrants or conversion of any such other securities.

                  "PERSON" means an individual, corporation, limited liability company, partnership, joint stock company, trust, unincorporated organization, joint venture, Governmental Authority or other entity of whatever nature.

                  "PER SHARE MARKET VALUE" means on any particular date (a) the closing bid price for a share of Common Stock in the over-the-counter market, as reported by the OTC Bulletin Board or in the National Quotation Bureau Incorporated or similar organization or agency succeeding to its functions of reporting prices) at the close of business on such date, or (b) if the Common Stock is not then reported by the OTC Bulletin Board or the National Quotation Bureau Incorporated (or similar organization or agency succeeding to its functions of reporting prices), then the average of the "Pink Sheet" quotes for the relevant conversion period, as determined in good faith by the holder, or (c) if the Common Stock is not then publicly traded the fair market value of a share of Common Stock as determined by the Board in good faith; PROVIDED, HOWEVER, that the Majority Holders, after receipt of the determination by the Board, shall have the right to select, jointly with the Issuer, an Independent Appraiser, in which case, the fair market value shall be the determination by such Independent Appraiser; and PROVIDED, FURTHER that all determinations of the Per Share Market Value shall be appropriately adjusted for any stock dividends, stock splits or other similar transactions during such period. The determination of fair market value shall be based upon the fair market value of the Issuer determined on a going concern basis as between a willing buyer and a willing seller and taking into account all relevant factors determinative of value, and shall be final and binding on all parties. In determining the fair market value of any shares of Common Stock, no consideration shall be given to any restrictions on transfer of the Common Stock imposed by agreement or by federal or state securities laws, or to the existence or absence of, or any limitations on, voting rights.

                  "SECURITIES" means any debt or equity securities of the Issuer, whether now or hereafter authorized, any instrument convertible into or exchangeable for Securities or a Security, and any option, warrant or other right to purchase or acquire any Security. "Security" means one of the Securities.

                  "SECURITIES ACT" means the Securities Act of 1933, as amended, or any similar federal statute then in effect.

                  "SUBSIDIARY" means any corporation at least 50% of whose outstanding Voting Stock shall at the time be owned directly or indirectly by the Issuer or by one or more of its Subsidiaries, or by the Issuer and one or more of its Subsidiaries.

                  "TERM" has the meaning specified in Section 1 hereof.

                  "TRADING DAY" means (a) a day on which the Common Stock is traded on the OTC Bulletin Board, or (b) if the Common Stock is not traded on the OTC Bulletin Board, a day on which the Common Stock is quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding its functions of reporting prices); PROVIDED, HOWEVER, that in the event that the Common Stock is not listed or quoted as set forth in (a) or (b) hereof, then Trading Day shall mean any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other government action to close.

                  "VOTING STOCK" means, as applied to the Capital Stock of any corporation, Capital Stock of any class or classes (however designated) having ordinary voting power for the election of a majority of the members of the Board of Directors (or other governing body) of such corporation, other than Capital Stock having such power only by reason of the happening of a contingency.

                  "WARRANTS" means the Placement Agent Warrants issued pursuant to the letter agreement between the Company and Burnham Hill Partners, a division of Pali Capital, Inc. ("BURNHAM HILL"), as amended by the Addendum to Agreement dated February 11, 2005 between the Company and Burnham Hill, and any other warrants of like tenor issued in substitution or exchange for any thereof pursuant to the provisions of
         Section 2(c), 2(d) or 2(e) hereof or of any of such other Warrants.

                  "WARRANT CONSIDERATION" has the meaning specified in Section 4(i)(i) hereof.

                  "WARRANT PRICE" means an initial exercise price of U.S. $0.50 per share. The exercise price may be adjusted from time to time as shall result from the adjustments specified in this Warrant, including
         Section 4 hereto.

                  "WARRANT SHARE NUMBER" means at any time the aggregate number of shares of Warrant Stock which may at such time be purchased upon exercise of this Warrant, after giving effect to all prior adjustments and increases to such number made or required to be made under the terms hereof.

                  "WARRANT STOCK" means Common Stock issuable upon exercise of any Warrant or Warrants or otherwise issuable pursuant to any Warrant or Warrants.

         9. OTHER NOTICES. In case at any time:

                                    (A)     the Issuer shall make any
                                            distributions to the holders of
                                            Common Stock; or

                                    (B)     the Issuer shall authorize the
                                            granting to all holders of its
                                            Common Stock of rights to subscribe
                                            for or purchase any shares of
                                            Capital Stock of any class or of any
                                            Common Stock Equivalents or other
                                            rights; or

                                    (C)     there shall be any reclassification
                                            of the Capital Stock of the Issuer;
                                            or

                                    (D)     there shall be any capital
                                            reorganization by the Issuer; or

                                    (E)     there shall be any (i) consolidation
                                            or merger involving the Issuer or
                                            (ii) sale, transfer or other
                                            disposition of all or substantially
                                            all of the Issuer's property, assets
                                            or business (except a merger or
                                            other reorganization in which the
                                            Issuer shall be the surviving
                                            corporation and its shares of
                                            Capital Stock shall continue to be
                                            outstanding and unchanged and except
                                            a consolidation, merger, sale,
                                            transfer or other disposition
                                            involving a wholly-owned
                                            Subsidiary); or

                                    (F)     there shall be a voluntary or
                                            involuntary dissolution, liquidation
                                            or winding-up of the Issuer or any
                                            partial liquidation of the Issuer or
                                            distribution to holders of Common
                                            Stock;

then, in each of such cases, the Issuer shall give written notice to the Holder of the date on which (i) the books of the Issuer shall close or a record shall be taken for such dividend, distribution or subscription rights or (ii) such reorganization, reclassification, consolidation, merger, disposition, dissolution, liquidation or winding-up, as the case may be, shall take place. Such notice also shall specify the date as of which the holders of Common Stock of record shall participate in such dividend, distribution or subscription rights, or shall be entitled to exchange their certificates for Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, disposition, dissolution, liquidation or winding-up, as the case may be. Such notice shall be given at least twenty
(20) days prior to the action in question and not less than twenty (20) days prior to the record date or the date on which the Issuer's transfer books are closed in respect thereto. The Holder shall have the right to send two (2) representatives selected by it to each meeting, who shall be permitted to attend, but not vote at, such meeting and any adjournments thereof. This Warrant entitles the Holder to receive copies of all financial and other information distributed or required to be distributed to the holders of the Common Stock.

         10. PIGGY-BACK REGISTRATION.

                  (a) PIGGY-BACK REGISTRATION RIGHTS. If at any time when there is not an effective registration statement covering the Warrant Stock, the Issuer shall determine to prepare and file with the Securities and Exchange Commission (the "COMMISSION") a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its Common Stock, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans, the Issuer shall send to the Holder of this Warrant written notice of such determination and, if within ten (10) days after receipt of such notice, any such holder shall so request in writing, (which request shall specify the Warrant Stock intended to be registered on behalf of the Holder), the Issuer will use its best efforts to cause the registration under the Securities Act of all Warrant Stock which the Issuer has been so requested to register by the Holder, to the extent requisite to permit the disposition of the Warrant Stock so to be registered, provided that if at any time after giving written notice of its intention to register any Common Stock and prior to the effective date of the registration statement filed in connection with such registration, the Issuer shall determine for any reason not to register or to delay registration of such Common Stock, the Issuer may, at its election, give written notice of such determination to the Holder and, thereupon, (i) in the case of a determination not to register, shall be relieved of its obligation to register any Warrant Stock in connection with such registration, and (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Warrant Stock being registered pursuant to this Section for the same period as the delay in registering such other Common Stock. The Issuer shall include in such registration statement all or any part of such Warrant Stock the Holder requests to be registered; provided, however, that the Issuer shall not be required to register any Warrant Stock pursuant to this Section that are eligible for sale pursuant to Rule 144(k) of the Securities Act. In the case of an underwritten public offering, if the managing underwriter(s) should reasonably object to the inclusion of the Warrant Stock in such registration statement, then if the Issuer after consultation with the managing underwriter(s) should reasonably determine that the inclusion of such Warrant Stock would materially adversely affect the offering contemplated in such registration statement, then the number of Warrant Stock of the Holder included in such registration statement may be reduced to the inclusion of such fewer amount of Warrant Stock, or none of the Warrant Stock, as reasonably determined by the Issuer. The registration rights of Holder pursuant to this SECTION 10 shall be limited to the filing of one such registration statement.

                  (b) EXPENSES. The Issuer shall be responsible for reasonable out-of-pocket expenses incurred by the Issuer in complying with registration requirements of SECTION 10(A) above, including registration, qualification and filing fees; provided, however, that the Holder, and not the Issuer, shall be responsible for all underwriting discounts, selling commissions and share transfer taxes related to the registration of the Warrant Stock or any transfer of the Warrant Stock pursuant to an effective registration statement.

                  (c) EFFECTIVE REGISTRATION STATEMENT. A registration statement filed pursuant to SECTION 10(a) above shall not be deemed to have been effected until it has been declared effective by the Commission and maintained effective for a period of at least 90 days or such shorter period when (i) all Warrant Stock included therein have been sold in accordance with such registration statement or Rule 144 of the of the Securities Act or (ii) all Warrant Stock may (in the reasonable opinion of counsel to the Issuer) be immediately sold to the public under Rule 144 or any successor provision.

                  (d) NOTIFICATION. The Issuer shall notify the Holder (i)(A) when a prospectus or any prospectus supplement or post-effective amendment to the registration statement is filed with the Commission, and (B) with respect to the registration statement or any post-effective amendment, when the same has become effective; (ii) of the issuance by the Commission of any stop order suspending the effectiveness of the registration statement covering any or all of the Warrant Stock; (iii) of the receipt by the Issuer of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Warrant Stock for sale in any jurisdiction; and (iv) of the occurrence of any event that makes any statement made in the registration statement or prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to the registration statement, prospectus or other documents so that, in the case of the registration statement or the prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (e) CERTAIN COVENANTS OF HOLDER.

                           (i) Holder covenants and agrees that (i) it will not
sell any Warrant Stock under the registration statement until it has received copies of the prospectus as then amended or supplemented and notice from the Issuer that such registration statement and any post-effective amendments thereto have become effective, (ii) it and its officers, directors or affiliates, if any, will comply with the prospectus delivery requirements of the Securities Act as applicable to them in connection with sales of Warrant Stock pursuant to the registration statement and (iii) it will furnish to the Issuer information regarding such Holder and the distribution of such Warrant Stock as is required by law to be disclosed in the registration statement, and the Issuer may exclude from such registration the Warrant Stock of any such Holder who fails to furnish such information within a reasonable time.

                           (ii) Holder agrees by its acquisition of Warrant
Stock that, upon receipt of a notice from the Issuer of the occurrence of any event of the kind described in Section 10(d) above, such Holder will forthwith discontinue disposition of Warrant Stock under the registration statement until such Holder's receipt of the copies of the supplemented prospectus and/or amended registration statement, or until it is advised in writing by the Issuer that the use of the applicable prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such prospectus or registration statement.

                  (f) INDEMNIFICATION. The Holder shall indemnify and hold harmless the Issuer, and its directors, officers, agents and employees, and each person who controls the Issuer (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling persons, to the fullest extent permitted by applicable law, from and against all losses, claims, damages, liabilities, costs (including, without limitation, costs of preparation and attorneys' fees) and expenses (as determined by a court of competent jurisdiction in a final judgment not subject to appeal or review), as incurred, arising solely out of or based solely upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement, any prospectus, or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising solely out of or based solely upon any omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading, to the extent, but only to the extent, that such untrue statement or omission or alleged untrue statement or omission is contained in any information so furnished in writing by the Holder to the Issuer specifically for inclusion in the registration statement or such prospectus and that such information was reasonably relied upon by the Issuer for use in the registration statement, such prospectus or such form of prospectus or to the extent that such information relates to the Holder or the Holder's proposed method of distribution of Warrant Stock and was reviewed and expressly approved in writing by the Holder expressly for use in the registration statement, such prospectus or such form of prospectus.

                  (g) ASSIGNMENT. The rights of the Holder hereunder, including the right to have the Issuer register for resale the Warrant Stock in accordance with the terms of this Agreement, shall be automatically assignable by the Holder to any affiliate of the Holder or any other Holder or affiliate of any other Holder of all or a portion of the Warrant Stock if: (i) the Holder agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Issuer within a reasonable time after such assignment, (ii) the Issuer is, within a reasonable time after such transfer or assignment, furnished with written notice of (a) the name and address of such transferee or assignee, and (b) the securities with respect to which such registration rights are being transferred or assigned, (iii) following such transfer or assignment the further disposition of such securities by the transferee or assignees is restricted under the Securities Act and applicable state securities laws, and (iv) at or before the time the Issuer receives the written notice contemplated by clause (ii) of this Section, the transferee or assignee agrees in writing with the Issuer to be bound by all of the provisions of this Warrant. In addition, each Holder shall have the right to assign its rights hereunder to any other person with the prior written consent of the Issuer, which consent shall not be unreasonably withheld. The rights to assignment shall apply to the Holder's (and to subsequent) successors and assigns.

         11. AMENDMENT AND WAIVER. Any term, covenant, agreement or condition in this Warrant may be amended, or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively), by a written instrument or written instruments executed by the Issuer and the Majority Holders; PROVIDED, HOWEVER, that no such amendment or waiver shall reduce the Warrant Share Number, increase the Warrant Price, shorten the period during which this Warrant may be exercised or modify any provision of this Section 11 without the consent of the Holder of this Warrant.

         12. GOVERNING LAW. This Warrant shall be governed by and construed in accordance with the internal laws of the State of California, without giving effect to any of the conflicts of law principles which would result in the application of the substantive law of another jurisdiction. This Warrant shall not be interpreted or construed with any presumption against the party causing this Warrant to be drafted.

         13. NOTICES. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earlier of (i) the date of transmission, if such notice or communication is delivered via facsimile or e-mail at the facsimile telephone number or e-mail address specified for notice prior to 5:00 p.m., eastern time, on a Trading Day, (ii) the Trading Day after the date of transmission, if such notice or communication is delivered via facsimile or e-mail at the facsimile telephone number or e-mail address specified for notice later than 5:00 p.m., eastern time, on any date and earlier than 11:59 p.m., eastern time, on such date, (iii) the Trading Day following the date of mailing, if sent by nationally recognized overnight courier service or (iv) actual receipt by the party to whom such notice is required to be given. The addresses for such communications shall be with respect to the Holder of this Warrant or of Warrant Stock issued pursuant hereto, addressed to such Holder at its last known address, facsimile number or e-mail address appearing on the books of the Issuer maintained for such purposes, or with respect to the Issuer, addressed to:

                                            Raptor Networks Technology, Inc.
                                            1241 E. Dyer Road
                                            Santa Ana, CA 92705
                                            Attention: Chief Financial Officer
                                            Tel. No.: (949) 623-9300
                                            Fax No.:  (949) 623-9400
                      with a copy to:       Rutan & Tucker, LLP
                                            611 Anton Blvd., Fourteenth Floor
                                            Costa Mesa, CA 92626
                                            Attn: Thomas J. Crane, Esq.
                                            Tel. No.: (714) 641-5100
                                            Fax No.:  (714) 546-9035

Any party hereto may from time to time change its address for notices by giving at least ten (10) days written notice of such changed address to the other party hereto.

         14. WARRANT AGENT. The Issuer may, by written notice to each Holder of this Warrant, appoint an agent having an office in New York, New York for the purpose of issuing shares of Warrant Stock on the exercise of this Warrant pursuant to subsection (b) of Section 2 hereof, exchanging this Warrant pursuant to subsection (d) of Section 2 hereof or replacing this Warrant pursuant to subsection (d) of Section 3 hereof, or any of the foregoing, and thereafter any such issuance, exchange or replacement, as the case may be, shall be made at such office by such agent.

         15. REMEDIES. The Issuer stipulates that the remedies at law of the Holder of this Warrant in the event of any default or threatened default by the Issuer in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate and that, to the fullest extent permitted by law, such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

         16. SUCCESSORS AND ASSIGNS. This Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors and assigns of the Issuer, the Holder hereof and (to the extent provided herein) the Holders of Warrant Stock issued pursuant hereto, and shall be enforceable by any such Holder or Holder of Warrant Stock.

         17. MODIFICATION AND SEVERABILITY. If, in any action before any court or agency legally empowered to enforce any provision contained herein, any provision hereof is found to be unenforceable, then such provision shall be deemed modified to the extent necessary to make it enforceable by such court or agency. If any such provision is not enforceable as set forth in the preceding sentence, the unenforceability of such provision shall not affect the other provisions of this Warrant, but this Warrant shall be construed as if such unenforceable provision had never been contained herein.

         18. HEADINGS. The headings of the Sections of this Warrant are for convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the Issuer has executed this Warrant as of the day and year first above written.


                                     RAPTOR NETWORKS TECHNOLOGY, INC.



                                     By:      /S/ BOB VAN LEYEN
                                           -----------------------------
                                           Name:  Bob van Leyen
                                           Title: CFO

                                  EXERCISE FORM

                        RAPTOR NETWORKS TECHNOLOGY, INC.

The undersigned _______________, pursuant to the provisions of the within Warrant, hereby elects to purchase _____ shares of Common Stock of Raptor Networks Technology, Inc. covered by the within Warrant.

Dated: _________________            Signature     ______________________________


                                    Address       ______________________________

                                                  ______________________________

Number of shares of Common Stock beneficially owned or deemed beneficially owned by the Holder on the date of Exercise determined in accordance with Section 16 of the Securities Exchange Act of 1934, as amended: _________________________

                                   ASSIGNMENT

FOR VALUE RECEIVED, _________________ hereby sells, assigns and transfers unto __________________ the within Warrant and all rights evidenced thereby and does irrevocably constitute and appoint _____________, attorney, to transfer the said Warrant on the books of the within named corporation.

Dated: _________________            Signature     ______________________________


                                    Address       ______________________________

                                                  ______________________________

                               PARTIAL ASSIGNMENT

FOR VALUE RECEIVED, _________________ hereby sells, assigns and transfers unto __________________ the right to purchase _________ shares of Warrant Stock evidenced by the within Warrant together with all rights therein, and does irrevocably constitute and appoint ___________________, attorney, to transfer that part of the said Warrant on the books of the within named corporation.

Dated: _________________            Signature     ______________________________


                                    Address       ______________________________

                                                  ______________________________

                           FOR USE BY THE ISSUER ONLY:

This Warrant No. W-_____ canceled (or transferred or exchanged) this _____ day of ___________, _____, shares of Common Stock issued therefor in the name of _______________, Warrant No. W-_____ issued for ____ shares of Common Stock in the name of _______________.